As filed with the Securities and Exchange Commission on April 2, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

OOMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1713274
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

525 Almanor Avenue, Suite 200
Sunnyvale, CA 94085
(Address of Principal Executive Offices) (Zip Code)

2015 Equity Incentive Plan
2015 Employee Stock Purchase Plan
(Full title of the plan)

Eric B. Stang
Chief Executive Officer
525 Almanor Avenue, Suite 200
Sunnyvale, CA 94085
(650) 566-6600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Spencer D. Jackson, Esq.	Andrew D. Thorpe, Esq.
Vice President & General Counsel	Orrick, Herrington & Sutcliffe LLP
525 Almanor Avenue, Suite 200	405 Howard Street
Sunnyvale, CA 94085	San Francisco, CA 94105
(650) 566-6600	(415) 773-5970

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer☐			Accelerated filer☒

Non-accelerated filer☐	(Do not check if a smaller reporting company)		Smaller reporting company☐

			Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 Par Value	382,000(2)	$9.37 (4)	$3,579,340.00	$445.63
Common Stock, $0.0001 Par Value	956,000(3)	$11.025 (5)	$10,539,900.00	$1,312.22

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2015 Employee Stock Purchase Plan (the “ESPP”) or the 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transactions.

(2)Represents 382,000 additional shares of common stock reserved for future issuance under the evergreen provision of the ESPP.
(3)Represents 956,000 additional shares of common stock reserved for future issuance under the evergreen provision of the 2015 Plan.

(4)Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to 85% of $11.025, the average of the high and low sales price of a share of the registrant’s common stock as reported on The New York Stock Exchange on March 28, 2018.  Pursuant to the ESPP, shares are sold at 85% of the lesser of the fair market value of such shares on the first trading day of the offering period and the last trading day of the purchase period.

(5)Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on March 28, 2018.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 382,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2015 Employee Stock Purchase Plan and (ii) 956,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2015 Equity Incentive Plan, which are the same class as those securities previously registered on an effective Form S-8 filed with the Securities and Exchange Commission on April 11, 2017 (File No. 333-217254) (the "2017 Registration Statement"), April 13, 2016 (File No. 333-210717) (the "2016 Registration Statement") and July 17, 2015 (File No. 333-205719) (the “2015 Registration Statement”), and the contents of the 2015 Registration Statement, 2016 Registration Statement, and 2017 Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Exhibits

The following documents are filed as exhibits to this Registration Statement.

Description of
Exhibit No.	Exhibit

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
24.1	Power of attorney (included in the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 2nd day of April, 2018.

OOMA, INC.

By:
/s/ Eric B. Stang
Eric B. Stang
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Eric B. Stang, Ravi Narula and Spencer D. Jackson, each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, in any and all capacities, to sign the Registration Statement on Form S-8 of Ooma, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric B. Stang	President, Chief Executive Officer and	April 2, 2018
Eric B. Stang	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Ravi Narula	Chief Financial Officer	April 2, 2018
Ravi Narula	(Principal Financial Officer and Principal
Accounting officer)

/s/ Susan Butenhoff	Director	April 2, 2018
Susan Butenhoff

/s/ Alison Davis	Director	April 2, 2018
Alison Davis

/s/ Andrew Galligan	Director	April 2, 2018
Andrew Galligan

/s/ Peter J. Goettner	Director	April 2, 2018
Peter J. Goettner

/s/ Russell Mann	Director	April 2, 2018
Russell Mann

/s/ William D. Pearce	Lead Director	April 2, 2018
William D. Pearce